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                                   EXHIBIT 21

Active subsidiaries of the Company:

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Subsidiary                            Additional d/b/a Names                  State of            Parent
                                                                           Organization
---------------------------------------------------------------------------------------------------------------
Wallace Computer Services, Inc.       Tops, Colorforms, Retterbush and      Delaware            N/A
 ("Company")                          Sauer Label Corporation,
                                      Continental Ribbon, and Forms
                                      Engineering Company
Wallace Integrated Graphics, Inc.     Baum Printing; Carpenter Reserve      Georgia             Company
                                      Printing, Craftsman; Graphic
                                      Print Services; Heritage Press;
                                      Hoechstetter Printing; IPD
                                      Printing & Distributing; Integrated
                                      Graphic Services; Litho Print; Monroe
                                      Litho; Wetmore & Company; Williams
                                      Printing Company.

     Commercial Press, Inc.           Commercial Instant Print              California          Wallace Integrated
                                                                                                Graphics, Inc.
     Graphic Direct, Inc., Illinois                                         Illinois            Wallace Integrated
                                                                                                Graphics, Inc.
         Pearson 1, Inc.              Bruce Offset, Graphic Print &         Illinois            Graphic Direct, Inc.
                                      Fulfillment, Inc.

     Harvey Press, Inc.                                                     Louisiana           Wallace Integrated
                                                                                                Graphics, Inc.
     Presstar Printing Corporation    Wallace Integrated Graphics           Maryland            Wallace Integrated
                                                                                                Graphics, Inc.
     Quadras Acquisition Company                                            Georgia             Wallace Integrated
                                                                                                Graphics, Inc.
          Quadras, Inc.                                                     Georgia             Quadras Acquisition
                                                                                                Company
     State Printing Company, Inc.                                           South Carolina      Wallace Integrated
                                                                                                Graphics, Inc.
     W.E. Andrews Co. Inc.                                                  Georgia             Wallace Integrated
                                                                                                Graphics, Inc.
         A.C. Scanning Inc.                                                 Massachusetts       W.E. Andrews Co. Inc.
         The Central Press of         Wallace Integrated Graphics           Florida             W.E. Andrews Co. Inc.
           Miami, Inc.
         W.E. Andrews Co., Inc. of                                          Connecticut         W.E. Andrews Co. Inc.
           Connecticut
Lampro Graphics, Inc.                 Good Decal Company, Denver            Illinois            Company
                                      Graphics
Visible Computer Supply, Inc.         Consolidated Business Services        Illinois            Company
Wallace Commercial Printing, Inc.     Moran Printing; Klay Printing,        Delaware            Company
                                      Orlando Envelope
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